Exhibit (a)(1)(iii)

Notice of Guaranteed Delivery

For Tender of Shares of Common Stock of

SOCKET MOBILE, INC.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 9, 2018, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your Shares but (1) your certificates for the Shares are not immediately available or cannot be delivered to the Depositary by the Expiration Date; (2) you cannot comply with the procedure for book-entry transfer by the Expiration Date; or (3) your other required documents cannot be delivered to the Depositary by the Expiration Date, in which case, you may still tender your Shares if you comply with the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to American Stock Transfer & Trust Company, LLC (the “Depositary”) by mail, overnight courier or by facsimile transmission (for eligible institutions only) prior to the Expiration Date. See Section 3 of the Offer to Purchase dated February 2, 2018 (as may be supplemented or amended from time to time, the “Offer to Purchase”).

Deliver to:

If delivering by hand, express mail, courier
or any other expedited service:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042

By Facsimile Transmission (for Eligible Institutions Only): 1-718-234-5001

Confirm Facsimile Transmission: 1-877-248-6417

For this notice to be validly delivered, it must be received by the Depositary at one of the addresses listed above before the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to Socket Mobile, Inc. or D.F. King & Co., Inc. (the “Information Agent”) will not be forwarded to the Depositary and, therefore, will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

1

Ladies and Gentlemen:

The undersigned hereby tenders to Socket Mobile, Inc., a Delaware corporation (“Socket Mobile”), upon the terms and subject to the conditions set forth in its Offer to Purchase, dated February 2, 2018, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock of Socket Mobile, par value $0.001 per share (the “Shares”), listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares to be tendered: _________ Shares

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1)	AUCTION PRICE TENDER—SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the following boxes INSTEAD OF THE BOX BELOW UNDER “Purchase Price Tender—Shares Tendered at Price Determined Under the Offer,” the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Final Purchase Price determined by Socket Mobile for the Shares is less than the price checked below. A stockholder desiring to tender Shares at more than one price must complete a separate Notice of Guaranteed Delivery and/or Letter of Transmittal for each price at which Shares are tendered. The same Shares cannot be tendered at more than one price, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase.

[_] $3.75	[_] $3.95	[_] $4.15
[_] $3.80	[_] $4.00	[_] $4.20
[_] $3.85	[_] $4.05	[_] $4.25
[_] $3.90	[_] $4.10

OR

(2)	PURCHASE PRICE TENDER—SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER DETERMINED UNDER THE OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES ABOVE UNDER “Auction Price Tender—Shares Tendered at Price Determined by Stockholder,” the undersigned hereby tenders Shares at the Final Purchase Price as shall be determined by Socket Mobile in accordance with the terms of the Offer.

[_]	The undersigned wants to maximize the chance that Socket Mobile will accept for payment all of the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders Shares at, and is willing to accept, the Final Purchase Price determined by Socket Mobile in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned’s Shares being deemed to be tendered at the minimum price of $3.75 per Share for purposes of determining the Final Purchase Price. This may effectively lower the Final Purchase Price and could result in the undersigned receiving a per Share price as low as $3.75.

CHECK ONE, AND ONLY ONE, BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES. IF NO BOX IS CHECKED, YOU WILL BE DEEMED TO HAVE MADE A PURCHASE PRICE TENDER.

2

ODD LOTS

(See Section 6 of the Letter of Transmittal)

To be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on the date set forth on the signature page hereto, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Shares.

The undersigned either (check one box):

[_] is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

[_] is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of the Shares beneficially owned by each such person.

In addition, the undersigned is tendering Shares either (check one box):

[_] at the purchase price as shall be determined by Socket Mobile in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share); or

[_] at the price per Share indicated above under the caption “Auction Price Tender—Shares Tendered at Price Determined by Stockholder.”

Additionally, check the box below if applicable:

[_] The tendered Shares represent all the Shares held by the undersigned.

CONDITIONAL TENDER

(See Section 7 of the Letter of Transmittal)

A stockholder may tender Shares subject to the condition that a specified minimum number of the stockholder’s Shares tendered pursuant to the Letter of Transmittal must be purchased if any Shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless at least the minimum number of Shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of Shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for United States federal income tax purposes. Stockholders are urged to consult with their own tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

[_] The minimum number of Shares that must be purchased, if any are purchased, from me/us is: ____________ Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, Socket Mobile may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and checked this box:

[_] The tendered Shares represent all Shares held by the undersigned.

3

ALL SHAREHOLDERS TENDERING BY NOTICE OF GUARANTEED DELIVERY

MUST COMPLETE THE FORM BELOW AND HAVE THE GUARANTEE ON

THE FOLLOWING PAGE COMPLETED.

PLEASE SIGN ON THIS PAGE

(Also Please Complete IRS Form W-9 or Appropriate IRS Form W-8)

Certificate Nos. (if available): _____________________________________________________________

Name(s) of Record Holder(s): _____________________________________________________________

______________________________________________________________

(Please Type or Print)

Address(es): _________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

Zip Code: ___________________________________________________________________________

Daytime Area Code and Telephone Number: _________________________________________________

Signature(s): ________________________________________________________________________

Dated: ________________________________________________________________________

If shares will be tendered by book-entry transfer, check this box [_] and provide the following information:

Name of Tendering Institution: ___________________________________________________________

Account Number at Book-Entry Transfer Facility: _____________________________________________

4

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of Shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a book-entry confirmation with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within two business days after the date hereof.

The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.

X
Name of Eligible Institution Guaranteeing Delivery		Authorized Signature

Address		Name (Print Name)

Zip Code		Title
Dated:__________________________________
(Area Code) Telephone No.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Note: Do not send certificates for shares with this Notice.

Certificates for Shares should be sent with your Letter of Transmittal.

5